UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 29, 2004 Date of report (Date of earliest event reported):

PETER KIEWIT SONS’, INC. (Exact name of Registrant as specified in its Charter)

Delaware	000-23943	91-1842817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiewit Plaza, Omaha Nebraska	68131
(Address of Principal Executive Offices)	(Zip Code)

(402) 342-2052 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2004, Peter Kiewit Sons’, Inc. (the “Company”) and Kenneth E. Stinson, the Chairman of the Board of Directors and Chief Executive Officer of the Company (the “Executive”), entered into an Executive Separation Plan (the “Plan”) relating to the Executive’s previously announced retirement as Chief Executive Officer effective January 1, 2005. Pursuant to the Company’s past practice in connection with the retirement of senior executives of the Company, the Plan provides for the orderly sale of the 2,880,492 shares of the Company’s $0.01 par value common stock owned by the Executive.  Given the Executive’s position with the Company, the Plan provides for the sale of such shares by the Executive to the Company over a four year period ending in January 2008, all at the then applicable formula price for such shares. The Plan also provides for the Executive’s participation in any issuer tender offer that may be conducted during such period by the Company.

Item 5. 03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of October 29, 2004, the Company amended its Amended and Restated By-Laws to eliminate the investment committee of the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

PETER KIEWIT SONS’, INC.
By: /s/ Tobin A. Schropp
Date: November 2, 2004	Tobin A. Schropp, Senior Vice President